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                                                                     Exhibit 5.1
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                                March 7, 2000

E-Stamp Corporation
850 Saginaw Drive, 2nd Floor
Redwood City, California 94063

     Re: Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about March 7, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,523,104 shares of your Common Stock reserved for issuance under your 1999 Employee Stock Purchase Plan and 1999 Stock Plan (the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Common Stock under the Plans.

     It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati